Exhibit 10.50

EXECUTION VERSION

AMENDMENT NO. 4 TO TERM LOAN AGREEMENT

THIS AMENDMENT NO. 4 TO TERM LOAN AGREEMENT, dated as of March 13,

2019 (this “Amendment”) is made among T2 BIOSYSTEMS, INC., a Delaware corporation (“Borrower”), the other Obligors party hereto, CRG SERVICING LLC, as administrative agent and collateral agent (in such capacities, “Administrative Agent”) and the lenders listed on the signature pages hereof under the heading “LENDERS” (each, a “Lender” and, collectively, the “Lenders”), with respect to the Loan Agreement described below.

RECITALS

WHEREAS, Borrower, Administrative Agent and the Lenders are parties to the Term Loan Agreement, dated as of December 30, 2016, with the Subsidiary Guarantors from time to time party thereto (as amended by Amendment No. 1 to Term Loan Agreement, dated as of March 1, 2017, among Borrower, Administrative Agent and the lenders party thereto, and as further amended by Amendment No. 2 to Term Loan Agreement, dated as of December 18, 2017, among Borrower, Administrative Agent and the lenders party thereto, and as further amended by Amendment No. 3 to Term Loan Agreement, dated as of March 16, 2018, among Borrower, Administrative Agent and the lenders party thereto, and as further amended, supplemented or modified to date, the “Loan Agreement”); and

WHEREAS, Borrower has requested that Administrative Agent and the Lenders (which Lenders constitute the Majority Lenders), and Administrative Agent and the Lenders (which Lenders constitute the Majority Lenders) have agreed to, amend the Minimum Required Revenue covenant in Section 10.02(c) of the Loan Agreement and make certain other changes as more fully set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

SECTION 1.  Definitions; Interpretation.

(a)Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b)Interpretation. The rules of interpretation set forth in Section 1.03 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2. Amendments to Loan Agreement. Subject to Section 3 of this Amendment, the Loan Agreement is hereby amended as follows:

(a)	The following definitions are hereby added to Section 1.01 of the Loan Agreement in appropriate alphabetical order:

11.02.

“acceleration” and “Acceleration” have the meanings set forth in Section

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“Acceleration Premium” has the meaning set forth in Section 11.02(c). “Back-End Facility Fee” has the meaning set forth in the Fee Letter.

(b)	The following definitions in Section 1.01 of the Loan Agreement are hereby amended and restated in their entirety:

“Prepayment Premium” means, if the prepayment occurs:

(A)

on or prior to the twelfth (12th) Payment Date, the Prepayment Premium shall be an amount equal to 6.00% of the aggregate outstanding principal amount of the Loans being prepaid on such Redemption Date;

(B)after the twelfth (12th) Payment Date and on or prior to the sixteenth (16th) Payment Date, the Prepayment Premium shall be an amount equal to 4.00% of the aggregate outstanding principal amount of the Loans being prepaid on such Redemption Date;

(C)after the sixteenth (16th) Payment Date and on or prior to the twentieth (20th) Payment Date, the Prepayment Premium shall be an amount equal to 2.00% of the aggregate outstanding principal amount of the Loans being prepaid on such Redemption Date; and

(D)after the twentieth (20th) Payment Date, there shall be no Prepayment Premium owing on any such Redemption Date;

provided that, to determine the aggregate outstanding principal amount of the Loans, and how many Payment Dates have occurred, as of any Redemption Date for purposes of this definition:

(i)if, as of such Redemption Date, Borrower shall have made only one Borrowing, the number of Payment Dates shall be deemed to be the number of Payment Dates that shall have occurred following the first Borrowing Date; and

(ii)if, as of such Redemption Date, Borrower shall have made more than one Borrowing, then the Prepayment Premium shall equal the sum of multiple Prepayment Premiums calculated with respect to the Loans of each Borrowing, each of which Prepayment Premiums shall be calculated based on solely the aggregate outstanding principal amount of the Loans borrowed in such Borrowing (and PIK Loans subsequently borrowed in respect of interest payments thereon), as though the applicable number of Payment Dates equals the number of Payment Dates that shall have occurred following the applicable Borrowing Date. In the case of any partial prepayment, the amount of such prepayment shall be allocated to Loans made in the various Borrowings (and PIK Loans in respect thereof) in the order in which such Borrowings were made.

The Prepayment Premium payable upon any prepayment shall be in addition to any payments required pursuant to the Fee Letter.

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“Redemption Date” means, as the context may require, (i) the Payment Date on which an optional prepayment is made pursuant to Section 3.03(a), (ii) the date of an Asset Sale or Change of Control in connection with which a prepayment is made pursuant to Section 3.03(b), (iii) the date prepayment is mandated by a Requirement of Law as described in Section 5.02(b) and (iv) in the event that Loans become due and payable prior to the Stated Maturity Date for any reason not related to the foregoing clauses (i) through (iii) (other than by reason of the Loans becoming due and payable pursuant to an Acceleration), the date on which a prepayment is due.

“Redemption Price” means an amount equal to the aggregate principal amount of the Loans being prepaid plus the Prepayment Premium plus any accrued but unpaid interest and any fees then due and owing (including the Back-End Facility Fee).

(c)The following Section 1.05 is hereby added to the Loan Agreement immediately following Section 1.04 of the Loan Agreement:

1.05 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

(d)The following Section 3.02(e) is hereby added to the Loan Agreement immediately following Section 3.02(d) of the Loan Agreement:

(e)

Redemption Price. For the avoidance of doubt, in the event any Loans shall become due and payable for any reason, interest pursuant to Sections 3.02(a) and (b) shall accrue on the Redemption Price for such Loans from and after the date such Redemption Price is due and payable until such Redemption Price is paid in full.

(e)Section 3.03(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(a)Optional Prepayments. Upon prior written notice to Administrative Agent delivered pursuant to Section 4.03, Borrower shall have the right to optionally prepay in whole or in part the outstanding principal amount of the Loans on any Business Day for the Redemption Price. No partial prepayment shall be made under this Section 3.03(a) in connection with any event described in Section 3.03(b).

(f)Effective as of December 31, 2018, Section 10.02(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

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(b)[reserved];

(g)Section 10.02(c) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(c) during the twelve month period beginning on January 1, 2019, of at least $9,000,000;

(h)Section 11.02 of the Loan Agreement is hereby amended and restated in its entirety as follows:

11.02   Remedies.

(a)Upon the occurrence of any Event of Default, then, and in every such event (other than an Event of Default described in Section 11.01(h), (i) or (j)), and at any time thereafter during the continuance of such event, the Majority Lenders may, by notice to Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable) (an “acceleration”), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations shall become due and payable immediately and the Obligors shall immediately pay, without duplication, all Obligations, including the Back-End Facility Fee and an Acceleration Premium as calculated below, all without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

(b)Upon the occurrence of any Event of Default described in Section 11.01(h), (i) or (j), the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations, shall automatically become due and payable immediately (an “acceleration” and, together with any acceleration defined in Section 11.02(a), each, an “Acceleration”) and the Obligors shall immediately pay all Obligations, without duplication, including the Back-End Facility Fee and an Acceleration Premium as calculated below, all without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

(c)Acceleration     Premium     Calculation.The applicable “Acceleration Premium” shall be an amount calculated as follows:

(i)	If the date of Acceleration occurs:

(A)on or prior to the twelfth (12th) Payment Date, the Acceleration Premium shall be an amount equal to 6.00% of the aggregate outstanding principal amount of the Loans subject to the Acceleration;

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(B)after the twelfth (12th) Payment Date and on or prior to the sixteenth (16th) Payment Date, the Acceleration Premium shall be an amount equal to 4.00% of the aggregate outstanding principal amount of the Loans subject to the Acceleration;

(C)after the sixteenth (16th) Payment Date, and on or prior to the twentieth (20th) Payment Date, the Acceleration Premium shall be an amount equal to 2.00% of the aggregate outstanding principal amount of the Loans subject to the Acceleration; and

(D)after the twentieth (20th) Payment Date, there shall be no Acceleration Premium owing on such date of Acceleration.

(ii)To determine the aggregate outstanding principal amount of the Loans subject to the Acceleration, and how many Payment Dates have occurred, as of any date of Acceleration, for purposes of this Section 11.02(c):

(A)if, as of such date of Acceleration, Borrower shall have made only one Borrowing, the number of Payment Dates shall be deemed to be the number of Payment Dates that shall have occurred following the first Borrowing Date; and

(B)if, as of such date of Acceleration, Borrower shall have made more than one Borrowing, then the Acceleration Premium shall equal the sum of multiple Acceleration Premiums calculated with respect to the Loans of each Borrowing, each of which Acceleration Premiums shall be calculated based on solely the aggregate outstanding principal amount of the Loans borrowed in such Borrowing (and PIK Loans subsequently borrowed in respect of interest payments thereon), as though the applicable number of Payment Dates equals the number of Payment Dates that shall have occurred following the applicable Borrowing Date. In the case that the Loans subject to Acceleration does not equal the full principal amount of Loans outstanding, the amount of such payment shall be allocated to Loans made in the various Borrowings (and PIK Loans in respect thereof) in the order in which such Borrowings were made.

(d)(i) For the avoidance of doubt, the Acceleration Premium and the Back-End Facility Fee that are payable upon Acceleration of the Loans shall be due and payable at any time the Loans become due and payable prior to the Stated Maturity Date due to Acceleration pursuant to the terms of this Agreement (in which case it shall be due immediately, upon the giving of notice to Borrower in accordance with Section 11.02(a), or automatically, in accordance with Section 11.02(b)), whether by operation of law or otherwise (including where bankruptcy filings or the exercise of any bankruptcy right or power, whether in any plan of reorganization or otherwise, results or would result in a payment, discharge, modification or other treatment of the Loans or Loan Documents that would otherwise evade, avoid, or otherwise disappoint the expectations of Lenders in receiving the full benefit of their bargained-for Acceleration Premium and their bargained-for Back-End Facility Fee as provided herein and in the Fee Letter). The

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Obligors and Lenders acknowledge and agree that any Acceleration Premium and the Back-End Facility Fee due and payable in accordance with the Loan Documents shall not constitute unmatured interest, whether under section 502(b)(2) of the Bankruptcy Code or otherwise, but instead is reasonably calculated to ensure that the Lenders receive the benefit of their bargain under the terms of this Agreement, whether in a bankruptcy case or otherwise.

(ii)Each Obligor acknowledges and agrees that, prior to executing this Agreement, it has had the opportunity to review, evaluate and negotiate the Acceleration Premium calculation and the Back-End Facility Fee with its advisors and acknowledges that the Acceleration Premium is a reasonable approximation of Lenders’ liquidated damages upon Acceleration and, accordingly, each Obligor will not contest or object to the reasonableness thereof. Each Obligor understands and acknowledges that Lenders have entered into this Agreement in reliance upon the Acceleration Premium and the Back-End Facility Fee. Each Obligor acknowledges and agrees that the Lenders shall be entitled to recover the full amount of the Obligations, without duplication, including the Acceleration Premium and the Back-End Facility Fee in each and every circumstance in which such amount is due pursuant to or in connection with this Agreement and the Fee Letter, including in the case of any Obligor’s bankruptcy filing, so that the Lenders shall receive the benefit of their bargain hereunder and otherwise receive full recovery of the agreed-upon return under every possible circumstance, and Borrower hereby waives any defense to payment, whether such defense may be based in public policy, ambiguity, or otherwise. Each Obligor further acknowledges and agrees, and waives any argument to the contrary, that payment of such amounts does not constitute a penalty or an otherwise unenforceable or invalid obligation. Any damages that the Lenders may suffer or incur resulting from or arising in connection with any breach by Borrower shall constitute secured obligations owing to the Lenders.

(iii)For the avoidance of doubt, in the event of any Acceleration, interest pursuant to Sections 3.02(a) and (b) shall accrue on all Obligations, including the Back-End Facility Fee and any Acceleration Premium, from and after the date such Obligations are due and payable until paid in full.

(e)In the event of an Acceleration under this Section 11.02, no Prepayment Premium will be due and payable; provided that the Acceleration Premium will be due and payable as aforesaid.

(i)The following Section 13.22 is hereby added to the Loan Agreement immediately following Section 13.21 of the Loan Agreement:

13.22   Redemption Price.

(a)

For the avoidance of doubt, the Prepayment Premium (as a component of the Redemption Price) and Back-End Facility Fee shall be due and payable whenever so stated in this Agreement (and the Fee Letter, as applicable),

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or by any applicable operation of law, regardless of the circumstances causing any related payment prior to the Stated Maturity Date (other than an Acceleration, in which case the Acceleration Premium instead shall be payable in all cases).

(b)The Obligors and the Lenders acknowledge and agree that any Prepayment Premium due and payable in accordance with the Loan Documents shall not constitute unmatured interest, whether under section 502(b)(2) of the Bankruptcy Code or otherwise, but instead is reasonably calculated to ensure that the Lenders receive the benefit of their bargain under the terms of this Agreement.

(c)Each Obligor acknowledges and agrees that, prior to executing this Agreement, it has had the opportunity to review, evaluate and negotiate the Prepayment Premium calculation with its advisors and acknowledges that the Prepayment Premium is a reasonable approximation of the Lenders’ liquidated damages upon repayment on any Redemption Date prior to the Stated Maturity Date and, accordingly, each Obligor will not contest or object to the reasonableness thereof. Each Obligor understands and acknowledges that the Lenders have entered into this Agreement in reliance upon the Prepayment Premium. Each Obligor acknowledges and agrees that the Lenders shall be entitled to recover the full amount of the Obligations, including the Prepayment Premium in each and every circumstance in which such amount is due pursuant to or in connection with this Agreement, so that the Lenders shall receive the benefit of their bargain hereunder and otherwise receive full recovery of the agreed-upon return under every possible circumstance, and Borrower hereby waives any defense to payment, whether such defense may be based in public policy, ambiguity, or otherwise. Each Obligor further acknowledges and agrees, and waives any argument to the contrary, that payment of such amounts does not constitute a penalty or an otherwise unenforceable or invalid obligation. Any damages that the Lenders may suffer or incur resulting from or arising in connection with any breach by Borrower shall constitute secured obligations owing to the Lenders.

(j)Annex B of Exhibit E of the Loan Agreement is hereby amended and restated in its entirety by Annex B to Compliance Certificate attached hereto as Exhibit A.

SECTION 3. Conditions of Effectiveness. The effectiveness of Section 2 of this Amendment shall be subject to the following conditions precedent:

(a)

Borrower, Administrative Agent and the Lenders, which constitute the Majority Lenders, shall have duly executed and delivered this Amendment pursuant to Section 13.04 of the Loan Agreement; provided, however, that this Amendment shall have no binding force or effect unless all conditions set forth in this Section 3 have been satisfied;

(b)no Default or Event of Default (in each case subject to any cure period provided under the Loan Agreement) under the Loan Agreement shall have occurred and be continuing;

(c)Borrower shall have delivered to Administrative Agent amendments to or replacements of each Warrant that reduce the Exercise Price (as defined in each Warrant), in each

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case in the form attached hereto as Exhibit B or Exhibit C, as applicable, and duly executed by Borrower; and

(d)Borrower shall have paid or reimbursed Administrative Agent and the Lenders for their reasonable out of pocket costs and expenses (including the reasonable fees and expenses of Administrative Agent’s and the Lenders’ legal counsel) incurred in connection with this Amendment pursuant to Section 13.03(a)(i)(z) of the Loan Agreement.

SECTION 4. Representations and Warranties; Reaffirmation.

(a)Borrower hereby represents and warrants to each Lender as follows:

(i)Borrower has full power, authority and legal right to make and perform this Amendment. This Amendment is within Borrower’s corporate powers and has been duly authorized by all necessary corporate action and, if required, by all necessary shareholder action. This Amendment has been duly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). This Amendment (x) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for such as have been obtained or made and are in full force and effect, (y) will not violate (i) the charter, bylaws or other organizational documents of Borrower and its Subsidiaries or (ii) any applicable law or regulation or any order of any Governmental Authority, other than any such violations in the case of this clause (ii) that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (z) will not violate or result in a default under any Material Agreement or agreement creating or evidencing any Material Indebtedness, or give rise to a right thereunder to require any payment to be made by any such Person.

(ii)No Default has occurred or is continuing or will result after giving effect to this Amendment.

(iii)The representations and warranties in Section 7 of the Loan Agreement are true and correct in all material respects (taking into account any changes made to schedules updated in accordance with Section 7.20 of the Loan Agreement) (unless qualified by materiality or Material Adverse Effect, in which case they are true in all respects (taking into account any changes made to schedules updated in accordance with Section 7.20 of the Loan Agreement)) on and as of the date hereof, with the same force as if made on and as of the date hereof (except that the representation regarding representations and warranties that refer to a specific earlier date is that they were true and correct in all material respects (taking into account any changes made to schedules updated in accordance with Section 7.20 of the Loan Agreement) (unless qualified by materiality or Material Adverse Effect, in which case they are true in and correct in all respects (taking into account any changes made to schedules updated in accordance with Section 7.20 of the Loan Agreement)) on such earlier date).

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Agreement.

(iv)
There has been no Material Adverse Effect since the date of the Loan

(b)Each Obligor hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Amendment, except as expressly provided herein. By executing this Amendment, Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment.

SECTION 5. Release. In consideration of the agreements of Administrative Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Administrative Agent and each Lender, and their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Administrative Agent, each Lender and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower or any of its successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement or any of the other Loan Documents or transactions thereunder or related thereto (collectively, the “Released Claims”). Borrower understands, acknowledges and agrees that the release set forth above (the “Release”) may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of the Release. Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the Release. Borrower acknowledges that the Release constitutes a material inducement to Administrative Agent and the Lenders to enter into this Amendment and that Administrative Agent and the Lenders would not have done so but for Administrative Agent’s and each Lender’s expectation that the Release is valid and enforceable in all events.

SECTION 6. Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL.

(a)

Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

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(b)Submission to Jurisdiction. Borrower agrees that any suit, action or proceeding with respect to this Amendment or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 6 is for the benefit of Administrative Agent and the Lenders only and, as a result, none of Administrative Agent or any Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, Administrative Agent and the Lenders may take concurrent proceedings in any number of jurisdictions.

(c)WAIVER OF JURY TRIAL. BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT.

SECTION 7.  Miscellaneous.

(a)

No Waiver. Except as expressly stated herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby.

(b)Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c)Headings. Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

(d)Integration. This Amendment constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(e)Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Executed counterparts delivered by facsimile or other electronic transmission (e.g., “PDF” or “TIF”) shall be effective as delivery of a manually executed counterpart.

(f)Controlling Provisions. In the event of any inconsistencies between the provisions of this Amendment and the provisions of any other Loan Document, the provisions of this

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Amendment shall govern and prevail. Except as expressly modified by this Amendment, the Loan Documents shall not be modified and shall remain in full force and effect.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

BORROWER:

T2 BIOSYSTEMS, INC.

By}iJ /XetkaaeH

Title:C£o

[Signature Page -Amendment No. 4]

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ADMINISTRATIVE AGENT:

CRG SERVICING LLC

By

Name: Title:

LENDERS:

Nathan Hukill Authorized Signatory

CRG PARTNERS III – PARALLEL FUND “A” L.P.

By CRG PARTNERS III – PARALLEL FUND

“A” GP L.P., its General Partner

By CRG PARTNERS III – PARALLEL FUND

“A” GP LLC, its General Partner

By

Name: Title:

Nathan Hukill Authorized Signatory

CRG PARTNERS III (CAYMAN) UNLEV AIV I L.P.

By CRG PARTNERS III (CAYMAN) GP L.P.,

its General Partner

By CRG PARTNERS III (CAYMAN) GP LLC,

its General Partner

By

Name: Nathan Hukill

Title: Authorized Signatory

Witness:

Name:

Noah Putter

CRG ISSUER 2017-1

By CRG SERVICING LLC, acting by power of attorney

By:

Name: Title:

Nathan Hukill Authorized Signatory

[Signature Page – Amendment No. 4]

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EXHIBIT A

Annex B to Compliance Certificate

CALCULATIONS OF FINANCIAL COVENANT COMPLIANCE

I.	Section 10.01: Minimum Liquidity
A.

Amount of unencumbered (other than Liens securing the Obligations and Liens permitted pursuant to Section 9.02(c) and Section 9.02(j)); provided that with respect to case subject to a Lien in connection with Permitted Priority Debt, there is no default under the documentation governing the Permitted Priority Debt) cash and Permitted Cash Equivalent Investments (which for greater certainty shall not include any undrawn credit lines), in each case, to the extent held in an account over which the Lenders have a perfected security interest:

$
B.	The greater of:	$
(1) $5,000,000 and
(2) to the extent Borrower has incurred Permitted Priority Debt, the minimum cash balance required of Borrower by Borrower’s Permitted Priority Debt creditors
	Is Line IA equal to or greater than Line IB?:	Yes: In compliance; No: Not in compliance
II.	Section 10.02(a)-(e): Minimum Revenue— Subsequent Periods
A.	Revenues during the twelve month period beginning on January 1, 2017	$
	[Is line II.A equal to or greater than $3,000,000?	Yes: In compliance; No: Not in compliance]1
B.	Revenues during the twelve month period beginning on January 1, 2018	$
C.	Revenues during the twelve month period beginning on January 1, 2019	$
	[Is line II.C equal to or greater than $9,000,000?	Yes: In compliance; No: Not in compliance]2

1 Include bracketed entry only on the Compliance Certificate to be delivered within 90 days of the end of 2017 pursuant to Section 8.01(b) of the Loan Agreement.

2 Include bracketed entry only on the Compliance Certificate to be delivered within 90 days of the end of 2019 pursuant to Section 8.01(b) of the Loan Agreement.

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D.	Revenues during the twenty-four month period beginning on January 1, 2019	$
	[Is line II.D equal to or greater than $95,000,000?	Yes: In compliance; No: Not in compliance]3
E.	Revenues during the twenty-four month period beginning on January 1, 2020	$
	[Is line II.E equal to or greater than $140,000,000?	Yes: In compliance; No: Not in compliance]4

3 Include bracketed entry only on the Compliance Certificate to be delivered within 90 days of the end of 2020 pursuant to Section 8.01(b) of the Loan Agreement.

4 Include bracketed entry only on the Compliance Certificate to be delivered within 90 days of the end of 2021 pursuant to Section 8.01(b) of the Loan Agreement.

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EXHIBIT B

Form of Amendment to Warrant

[See attached.]

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AMENDMENT TO WARRANT TO PURCHASE SHARES OF COMMON STOCK

THIS AMENDMENT TO WARRANT TO PURCHASE SHARES OF COMMON STOCK, dated as of

March 13, 2019 (this “Amendment”), is made between T2 BIOSYSTEMS, INC., a Delaware corporation (the “Company”), and CRG PARTNERS III L.P. (the “Holder”), with respect to the Warrant described below.

RECITALS

WHEREAS, the Company and the Holder are parties to the Warrant to Purchase Shares of Common Stock, dated as of December 30, 2016 (the “Warrant”); and

WHEREAS, the Company and the Holder have agreed to reduce the Exercise Price in connection with an amendment to the Term Loan Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

SECTION 1.	Definitions. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Warrant.

SECTION 2.	Amendment. Section 1(b) of the Warrant is hereby amended and restated in its entirety as follows:

(b) Exercise Price.   The exercise price per Share shall be equal to $4.35, subject to adjustment pursuant hereto (the “Exercise Price”).

SECTION 3.     Representations and Warranties; Reaffirmation.

(a)The Company hereby represents and warrants to the Holder that (i) the Company has full power, authority and legal right to make and perform this Amendment; (ii) this Amendment is within the Company’s corporate powers and has been duly authorized by all necessary corporate action and, if required, by all necessary shareholder action; (iii) this Amendment has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (B) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (iv) this Amendment

(A) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority (as defined in the Term Loan Agreement) or any third party, except for such as have been obtained or made and are in full force and effect and (B) will not violate (I) the charter, bylaws or other organizational documents of the Company or (II) any applicable law or regulation or any order of any Governmental Authority (as defined in the Term Loan Agreement), other than any such violations in the case of this clause (II) that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect (as defined in the Term Loan Agreement).

(b)The Company hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Warrant and agrees that the Warrant remains in full force and effect, undiminished by this Amendment, except as expressly provided herein. By executing this Amendment, the Company acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment.

SECTION 4.     Governing Law; Jurisdiction and Venue; WAIVER OF JURY TRIAL.

(a)Governing Law.  This Amendment and all actions arising out of or in connection with this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.

(b)Jurisdiction and Venue.  The Company agrees that any suit, action or proceeding with respect to this Amendment or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non- exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 4(b) is for the benefit of the Holder only and, as a result, the Holder shall not be prevented from taking proceedings in any other courts with jurisdiction. Nothing herein shall in any way be deemed to limit the ability of the Holder to serve any such process or summonses in any other manner permitted by applicable law. The Company irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Amendment and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which the Company is or may be subject, by suit upon judgment.

(c)WAIVER OF JURY TRIAL.  EACH OF THE HOLDER AND THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AMENDMENT.

SECTION 5.Miscellaneous.

(a)No Waiver. Except as expressly stated herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Warrant or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Holder reserves all rights, privileges and remedies under the Warrant. Except as amended hereby, the Warrant remains unmodified and in full force and effect. All references to the Warrant, including in the Term Loan Agreement or any other Loan Document (as defined in the Term Loan Agreement), shall be deemed to be references to the Warrant as amended hereby.

(b)Severability. If any provision of this Amendment becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Amendment, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Amendment shall be enforceable in accordance with its terms.

(c)Titles and Subtitles. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment. All references in this Amendment to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(d)Integration. The Warrant as amended by this Amendment incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(e)Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Executed counterparts delivered by facsimile or other electronic transmission (e.g., “PDF” or “TIF”) shall be effective as delivery of a manually executed counterpart.

(f)Controlling Provisions. In the event of any inconsistencies between the provisions of this Amendment and the provisions of any other document, the provisions of this Amendment shall govern and prevail. Except as expressly modified by this Amendment, the Warrant shall not be modified and shall remain in full force and effect.

[Remainder of page intentionally left blank]

written.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above

COMPANY:

T2 BIOSYSTEMS, INC.

By

Name: Title:

[Signature Page – Amendment to Warrant (CPIII)]

HOLDER:

CRG PARTNERS III L.P.

By CRG PARTNERS III GP L.P., its General Partner By CRG PARTNERS III GP LLC, its General Partner

By

Name: Title:

[Signature Page – Amendment to Warrant (CPIII)]

EXHIBIT C

Form of Replacement Warrant

[See attached.]

199825138 v6

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

REPLACEMENT

WARRANT TO PURCHASE SHARES OF COMMON STOCK OF

T2 BIOSYSTEMS, INC.

Dated as of March 13, 2019

Void after the date specified in Section 8

Warrant to Purchase 178,100 Shares of Common Stock (subject to adjustment)

WHEREAS, T2 BIOSYSTEMS, INC., a Delaware corporation (the “Company”), issued to CRG PARTNERS III (CAYMAN) L.P. (the “Previous Holder”) a warrant, dated as of December 30, 2016 (the “Existing Warrant”), for shares of the Company’s common stock, par value $0.001 per share (the “Shares”) in the amount of 192,541 Shares in connection with the transactions described in the Term Loan Agreement, dated as of December 30, 2016 (as amended, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and between the Company, the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and CRG Servicing LLC; and

WHEREAS, in connection with an amendment and waiver to the Term Loan Agreement, dated as of the date hereof, (i) the Previous Holder will assign the Existing Warrant to (x) with respect to 178,100 Shares, CRG PARTNERS III (CAYMAN) LEV AIV L.P., or its registered assigns (the “Holder”) pursuant to this Warrant and

(y)with respect to 14,441 Shares, CRG PARTNERS III (CAYMAN) UNLEV AIV I L.P. (“Unlev”) pursuant to the warrant, dated as of the date hereof (the “Unlev Warrant”), issued by the Company to Unlev and (ii) the Company and the Holder have agreed to adjust the Exercise Price (as defined below).

NOW, THEREFORE, THIS CERTIFIES THAT, for value received, the Holder is entitled, subject to the provisions and upon the terms and conditions set forth herein, to purchase Shares from the Company in the amounts, at such times and at the price per share set forth in Section 1. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

The following is a statement of the rights of the Holder and the conditions to which this Warrant is subject, and to which Holder, by acceptance of this Warrant, agrees:

1.Number and Price of Shares; Exercise Period.

(a)Number of Shares. Subject to any previous exercise of the Warrant, the Holder shall have the right to purchase up to 178,100 Shares, as may be adjusted pursuant hereto prior to (or in connection with) the expiration of this Warrant as provided in Section 8.

(b)Exercise Price. The exercise price per Share shall be equal to $4.35, subject to adjustment pursuant hereto (the “Exercise Price”).

(c)Exercise Period. This Warrant shall be exercisable, in whole or in part, prior to (or in connection with) the expiration of this Warrant as set forth in Section 8.

2.	Exercise of the Warrant.

(a)Exercise. The purchase rights represented by this Warrant may be exercised at the election of the Holder, in whole or in part, in accordance with Section 1, by:

(i)the tender to the Company at its principal office (or such other office or agency as the Company may designate) of a notice of exercise in the form of Exhibit A (the “Notice of Exercise”), duly completed and executed by or on behalf of the Holder, together with the surrender of this Warrant; and

(ii)the payment to the Company of an amount equal to (x) the Exercise Price multiplied by (y) the number of Shares being purchased, by wire transfer or certified, cashier’s or other check acceptable to the Company and payable to the order of the Company.

(b)Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 2(a)(ii), if the fair market value of one Share is greater than the Exercise Price (at the date of calculation as set forth below), the Holder may elect to receive a number of Shares equal to the value of this Warrant (or of any portion of this Warrant being canceled) by surrender of this Warrant at the principal office of the Company (or such other office or agency as the Company may designate) together with a properly completed and executed Notice of Exercise reflecting such election, in which event the Company shall issue to the Holder that number of Shares computed using the following formula:

X	= Y (A – B) A

Where:

X   =The number of Shares to be issued to the Holder

Y =	The number of Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A   =The fair market value of one Share (at the date of such calculation) B=The Exercise Price (as adjusted to the date of such calculation)

For purposes of the calculation above, the fair market value of one Share shall be determined as follows:

(i)if the Shares are traded on any securities exchange or quoted on an established automated over-the-counter market, the fair market value shall be deemed to be the average of the closing prices over a ten (10) Trading Day period ending five (5) Trading Days before the date of calculation; or

(ii)if at any time the Common Stock is not listed on any securities exchange or quoted on an established automated over-the-counter market, the fair market value of Common Stock shall be the price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by its Board of Directors, unless the Company shall become subject to a Reorganization, in which case the fair market value of the Common Stock shall be deemed to be the per share value received by the holders of the Company’s Common Stock pursuant to such Reorganization.

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For purposes hereof, the date of calculation shall be the date the Holder sends to the Company a Notice of Exercise. “Trading Day” means a day in which trading in the Shares generally occurs on The Nasdaq Global Market or if the Shares are not then listed on The Nasdaq Global Market, on the principal other U.S. national or regional securities exchange on which the Shares are then listed, or if the Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Shares are then traded. If the Shares are not so listed or traded, “Trading Day” means any Business Day. “Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

(c)Exercise Prior to Expiration or Change of Control. To the extent this Warrant is not previously exercised as to all Shares subject hereto, and if the fair market value of one Share is greater than the Exercise Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 2(b) (even if not surrendered) immediately before its expiration or termination pursuant to Section 8(b) below. For purposes of such automatic exercise, the fair market value of one Share upon such expiration shall be determined pursuant to Section 2(b). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 2(c), the Company agrees to promptly notify the Holder of the number of shares of Common Stock, if any, the Holder is to receive by reason of such automatic exercise.

(d)Stock Certificates. The rights under this Warrant shall be deemed to have been exercised and the Shares issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the date this Warrant is exercised in accordance with its terms, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as reasonably practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates (or other reasonably acceptable evidence of issuance if the Company ordinarily registers uncertificated book-entry positions with its transfer agent) for that number of shares issuable upon such exercise. In the event that the rights under this Warrant are exercised in part and have not expired, the Company shall execute and deliver a new Warrant reflecting the number of Shares that remain subject to this Warrant.

(e)No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the rights under this Warrant. In lieu of such fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

(f)Conditional Exercise. The Holder may exercise this Warrant conditioned upon (and effective immediately prior to) consummation of any transaction that would cause the expiration of this Warrant pursuant to Section 8 by so indicating in the notice of exercise.

(g)Reservation of Stock. The Company agrees during the term the rights under this Warrant are exercisable to reserve and keep available from its authorized and unissued shares of common stock of the Company for the purpose of effecting the exercise of this Warrant such number of shares as shall from time to time be sufficient to effect the exercise of the rights under this Warrant; and if at any time the number of authorized but unissued shares of common stock shall not be sufficient for purposes of the exercise of this Warrant in accordance with its terms, without limitation of such other remedies as may be available to the Holder, the Company will use all reasonable efforts to take such corporate action as may be necessary to increase its authorized and unissued shares of common stock of the Company to a number of shares as shall be sufficient for such purposes. The Company represents and warrants that all shares that may be issued upon the exercise of this Warrant will, when issued in accordance with the terms hereof, including the proper exercise of this Warrant, be validly issued, fully paid and nonassessable.

(h)Issued Securities. The Company represents and warrants to the Holder that all issued and outstanding shares of common stock or any other securities of the Company have been duly authorized and that all outstanding shares of common stock of the Company have been validly issued and are fully paid and nonassessable. All outstanding shares of common stock and any other securities were issued in full compliance with all federal and state securities laws. In addition, as of March 8, 2019:

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(i)The authorized capital of the Company consists of (A) 200,000,000 shares of common stock, of which 44,320,048 shares are issued and outstanding, and (B) 10,000,000 shares of preferred stock, of which no shares are issued and outstanding.

(ii)The Company has reserved 4,462,779 shares of its common stock for issuance under its stock incentive plans, under which (i) 4,243,732 shares are issuable upon the exercise of stock options outstanding on the date hereof and (ii) up to 1,131,218 shares are issuable under awards of restricted stock units outstanding on the date hereof. The Company has also reserved 809,323 shares of its common stock for issuance pursuant to the Company’s employee stock purchase plan. Except as stated above and except for the warrant issued to the Holder pursuant to this Warrant and the other warrants issued on the date hereof in connection with the Term Loan Agreement, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company’s capital stock or other securities of the Company.

3.Replacement of the Warrant. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at the expense of the Holder shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

4.	Transfer of the Warrant.

(a)Warrant Register. The Company shall maintain a register (the “Warrant Register”) containing the name and address of the Holder or Holders. Until this Warrant is transferred on the Warrant Register in accordance herewith, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary. Any Holder of this Warrant (or of any portion of this Warrant) may change its address as shown on the Warrant Register by written notice to the Company requesting a change.

(b)Warrant Agent. The Company may appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 4(a), issuing the Shares or other securities then issuable upon the exercise of the rights under this Warrant, exchanging this Warrant, replacing this Warrant or conducting related activities.

(c)Transferability of the Warrant. Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Securities Act”) as set forth in Section 5, title to this Warrant may be transferred by endorsement (by the transferor and the transferee executing the assignment form attached as Exhibit B (the “Assignment Form”)) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(d)Exchange of the Warrant upon a Transfer. On surrender of this Warrant (and a properly endorsed Assignment Form) for exchange, subject to the provisions of this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers, the Company shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof, and the Company shall register any such transfer upon the Warrant Register. This Warrant (and the securities issuable upon exercise of the rights under this Warrant) must be surrendered to the Company or its warrant or transfer agent, as applicable, as a condition precedent to the sale, pledge, hypothecation or other transfer of any interest in any of the securities represented hereby.

(e)Taxes. In no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

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5.Compliance with Securities Laws. By acceptance of this Warrant, the Holder agrees to comply with the following:

(a)Restrictions on Transfers. Any transfer of this Warrant or the Shares (the “Securities”) must be in compliance with all applicable federal and state securities laws. The Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Securities subject to, and to be bound by, the terms and conditions set forth in this Warrant to the same extent as if the transferee were the original Holder hereunder, and

(i)there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or

(ii)(A) such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a reasonable detailed description of the manner and circumstances of the proposed disposition, (B) the transferee shall have made the representations set forth in Section 10 with respect to itself as a Holder and (C) if requested by the Company, such Holder shall have furnished the Company, at the Holder’s expense, with (i) evidence reasonably satisfactory to the Company that such disposition will not require registration of such Securities under the Securities Act or (ii) a legal opinion to the effect that the transfer of such Securities may be effected in compliance with the terms of the Securities Act. Notwithstanding the foregoing, compliance with clauses (B) and (C) above shall not be required for any transfer in compliance with Rule 144 or compliance with clause (C) above shall not be required for any transfer by the Holder to any affiliate of the Holder (or any fund or partnership under common control with one of more general partners or managing members of, or shares the same management company with, the Holder) or a transfer by the Holder to any of the Holder’s partners, members or other equity owners, or retired partners, members or other equity owners or the estate of any partners, members or other equity owners or retired partners, members or other equity owners.

(b)Investment Representation Statement. Unless the rights under this Warrant are exercised pursuant to an effective registration statement under the Securities Act that includes the Shares with respect to which the Warrant was exercised or pursuant to Section 2(b) that results in the Shares issued upon exercise being eligible for resale under Rule 144, it shall be a condition to any exercise of the rights under this Warrant that the Holder shall have confirmed the representations set forth in Section 10 hereof.

(c)Securities Law Legend. Subject to Section 5(e), the Securities shall (unless otherwise permitted by the provisions of this Warrant) be stamped or imprinted with a legend substantially similar to the following (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

(d)Instructions Regarding Transfer Restrictions. Subject to Section 5(e), the Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Section 5.

(e)	Removal of Legend. The legend referring to federal and state securities laws identified in

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Section 5(c) stamped on a certificate evidencing the Shares and the stock transfer instructions and record notations with respect to such securities shall be removed promptly upon request by the Holder and the Company shall issue a certificate without such legend to the holder of such securities if (i) such securities are registered under the Securities Act, (ii) such securities are eligible for resale under Rule 144, or (iii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of such securities may be made without registration or qualification.

(f)Compliance with Securities Laws. The Holder is aware of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non- public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.

6.Adjustments. Subject to the expiration of this Warrant pursuant to Section 8, the number and kind of shares purchasable hereunder and the Exercise Price therefor are subject to adjustment from time to time, as follows:

(a)Merger or Reorganization. If at any time there shall be any reorganization, recapitalization, merger or consolidation (a “Reorganization”) involving the Company (other than as otherwise provided for herein or as would cause the expiration of this Warrant under Section 8) in which shares of the Company’s stock are converted into or exchanged for securities, cash or other property, then, as a part of such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization (collectively, “Reference Property”), equivalent in value to that which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled in such Reorganization if the right to purchase the Shares hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the successor corporation) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization to the end that the provisions of this Warrant shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the exercise of this Warrant. Without limiting the foregoing, in connection with any Reorganization, upon the closing thereof, the successor or surviving entity shall assume the obligations of this Agreement. The provisions of this Section 6(a) shall similarly apply to successive Reorganizations.

(b)Reclassification of Shares. If the securities issuable upon exercise of this Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of Shares which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(c)Subdivisions and Combinations. In the event that the outstanding shares of common stock are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the outstanding shares of common stock are combined (by reclassification or otherwise) into a lesser number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price shall be proportionately increased.

(d)Notice of Adjustments. Upon any adjustment in accordance with this Section 6, the Company shall give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment, the Exercise Price as adjusted and the number of securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the

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written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments, (ii) the Exercise Price at the time in effect and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant.

7.Notification of Certain Events. Prior to the expiration of this Warrant pursuant to Section 8, in the event that the Company shall authorize:

(a)the issuance of any dividend or other distribution on the capital stock of the Company (other than (i) dividends or distributions otherwise provided for in Section 6, (ii) repurchases of common stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase; (iii) repurchases of common stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries pursuant to rights of first refusal or first offer contained in agreements providing for such rights; or (iv) repurchases of capital stock of the Company in connection with the settlement of disputes with any stockholder ), whether in cash, property, stock or other securities;

(b)	the voluntary liquidation, dissolution or winding up of the Company; or

(c)	any transaction resulting in the expiration of this Warrant pursuant to Section 8(b);

the Company shall send to the Holder of this Warrant at least ten (10) calendar days prior written notice of the date on which a record shall be taken for any such dividend or distribution specified in clause (a) or the expected effective date of any such other event specified in clause (b) or (c), as applicable. The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the consent of the Holder of this Warrant.

8.Expiration of the Warrant. This Warrant shall expire and shall no longer be exercisable as of the earlier of:

(a)5:00 p.m., Pacific time, on December 30, 2026; or

(b)(i) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is a party (including, without limitation, any stock acquisition, reorganization, merger or consolidation, but excluding any sale of stock for capital raising purposes and any transaction effected primarily for purposes of changing the Company’s jurisdiction of incorporation) other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions receive voting securities of such other surviving or resulting entity (or if the Company or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent), or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Company.

9.No Rights as a Stockholder. Nothing contained herein shall entitle the Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company until the rights under the Warrant shall have been exercised and the Shares purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.

10.Representations and Warranties of the Holder. By acceptance of this Warrant, the Holder represents and warrants to the Company as follows:

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(a)No Registration. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein or otherwise made pursuant hereto.

(b)Investment Intent. The Holder is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Holder has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.

(c)Investment Experience. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.

(d)Speculative Nature of Investment. The Holder understands and acknowledges that its investment in the Company is highly speculative and involves substantial risks. The Holder can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

(e)Accredited Investor. The Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Holder has furnished or made available any and all information requested by the Company or otherwise necessary to satisfy any applicable verification requirements as to “accredited investor” status. Any such information is true, correct, timely and complete.

(f)Residency. The residency of the Holder (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature page hereto.

(g)Restrictions on Resales. The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Holder acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Holder wishes to sell the Securities and that, in such event, the Holder may be precluded from selling the Securities under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. The Holder acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. The Holder understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

(h)Authorization. The Holder has full legal capacity, power and authority to execute and deliver this Warrant and to perform its obligations hereunder. This Warrant constitutes the valid and binding obligations of the Holder, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

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11.	Miscellaneous.

(a)Amendments. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Warrant and signed by the Company and the Holder of this Warrant.

(b)Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(c)Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to the Holder) or otherwise delivered by hand, messenger or courier service addressed:

(i)if to the Holder, to the Holder at the Holder’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, or until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address, facsimile number or electronic mail address of the last holder of this Warrant for which the Company has contact information in its records; or

(ii)if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at the Company’s address as shown on the signature page hereto, or at such other current address as the Company shall have furnished to the Holder.

Each such notice or other communication shall for all purposes of this Warrant be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Warrant or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

(d)Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.

(e)Jurisdiction and Venue. The Company agrees that any suit, action or proceeding with respect to this Agreement or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 11(e) is for the benefit of the Holder only and, as a result, Holder shall not be prevented from taking proceedings in any other courts with jurisdiction. Nothing herein shall in any way be deemed to limit the ability of the Holder to serve any such process or summonses in any other manner permitted by applicable law. The Company irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Warrant and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which the Company is or may be subject, by suit upon judgment.

(f)Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits

9

attached hereto.

(g)Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.

(h)Waiver of Jury Trial. EACH OF THE HOLDER AND THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS WARRANT.

(i)California Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS WARRANT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

(j)Saturdays, Sundays and Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or U.S. federal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or

U.S. federal holiday.

(k)Rights and Obligations Survive Exercise of the Warrant. Except as otherwise provided herein, the rights and obligations of the Company and the Holder under this Warrant shall survive exercise of this Warrant.

(l)Entire Agreement. Except as expressly set forth herein, this Warrant (including the exhibits attached hereto) constitutes the entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

Existing Warrant.

(m)
Replacement. This Warrant, together with the Unlev Warrant, replace, in its entirety, the

(signature page follows)

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The Company and the Holder sign this Warrant as of the date stated on the first page.

COMPANY:

T2 BIOSYSTEMS, INC.

By

Name: Title:

Address for Notices: 101 Hartwell Avenue,

Lexington, MA 02421 Attn:Michael Gibbs Tel.:(781) 761-4630

Fax:(781) 538-4020

Email:   mgibbs@t2biosystems.com

AGREED AND ACKNOWLEDGED,

HOLDER:

CRG PARTNERS III (CAYMAN) LEV AIV L.P.

By CRG PARTNERS III (CAYMAN) GP L.P., its General

Partner

By CRG PARTNERS III (CAYMAN) GP LLC, its General

Partner

By

Name: Title:

Witness:

Name:

Address for Notices:

1000 Main Street, Suite 2500

Houston, TX 77002

Attn:Portfolio Reporting Tel.:713.209.7350

Fax:713.209.7351

Email:   notices@crglp.com

[Signature Page – Warrant]

EXHIBIT A NOTICE OF EXERCISE

TO:T2 BIOSYSTEMS, INC. (the “Company”)

Attention:CHIEF FINANCIAL OFFICER

(1)	Exercise. The undersigned elects to purchase the following pursuant to the terms of the attached warrant: Number of shares:

Type of security:

(2)	Method of Exercise. The undersigned elects to exercise the attached warrant pursuant to:

[ ]	A cash payment, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

[ ]The net issue exercise provisions of Section 2(b) of the attached warrant.

(3)	Conditional Exercise. Is this a conditional exercise pursuant to Section 2(f):

[ ] Yes [ ] No

If “Yes,” indicate the applicable condition:

(4)	Stock Certificate. Please issue a certificate or certificates representing the shares in the name of:

[ ]The undersigned

[ ]Other—Name:

Address:

(5)	Unexercised Portion of the Warrant. Please issue a new warrant for the unexercised portion of the attached warrant in the name of:

[ ]The undersigned

[ ]Other—Name:

Address:

[ ]Not applicable

(6)

[Investment Intent. The undersigned represents and warrants that the aforesaid shares are being acquired for investment for its own account and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of selling, granting any participation in, or

A-1

otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same, and all representations and warranties of the undersigned set forth in Section 10 of the attached warrant are true and correct as of the date hereof. ]1

([6][7]) Consent to Receipt of Electronic Notice. Subject to the limitations set forth in §232(e) of the General Corporation Law of the State of Delaware (the “DCGL”), the undersigned consents to the delivery of any notice to stockholders given by the Company under the DGCL or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number provided below (or to any other facsimile number for the undersigned in the Company’s records), (ii) electronic mail to the electronic mail address provided below (or to any other electronic mail address for the undersigned in the Company’s records), (iii) posting on an electronic network together with separate notice to the undersigned of such specific posting or (iv) any other form of electronic transmission (as defined in the DGCL) directed to the undersigned. This consent may be revoked by the undersigned by written notice to the Company and may be deemed revoked in the circumstances specified in DGCL §232.

(Print name of the warrant holder)

(Signature)

(Name and title of signatory, if applicable)

(Date)

(Fax number)

(Email address)

1 Note to Draft: Include if exercised pursuant to Section 2(a).

A-1-2

EXHIBIT B ASSIGNMENT FORM

ASSIGNOR:

COMPANY:T2 BIOSYSTEMS, INC.

WARRANT:	THE REPLACEMENT WARRANT TO PURCHASE SHARES OF COMMON STOCK DATED AS OF MARCH 13, 2019 (THE “WARRANT”)

DATE:

(1)

Assignment. The undersigned registered holder of the Warrant (“Assignor”) assigns and transfers to the assignee named below (“Assignee”) all of the rights of Assignor under the Warrant, with respect to the number of shares set forth below:

Name of Assignee:

Address of Assignee:

Number of Shares Assigned:

and does irrevocably constitute and appoint

as attorney to make such transfer

on the books of T2 Biosystems, Inc., maintained for the purpose, with full power of substitution in the premises.

(2)

Obligations of Assignee. Assignee agrees to take and hold the Warrant and any shares of stock to be issued upon exercise of the rights thereunder (the “Securities”) subject to, and to be bound by, the terms and conditions set forth in the Warrant to the same extent as if Assignee were the original holder thereof.

(3)

[Investment Intent. Assignee represents and warrants that the Securities are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that Assignee has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same, and all representations and warranties set forth in Section 10 of the Warrant are true and correct as to Assignee as of the date hereof.]2

Assignor and Assignee are signing this Assignment Form on the date first set forth above.

ASSIGNORASSIGNEE

B-1

2 Note to Draft: Include to the extent required pursuant to Section 5(a).

B-1

(Print name of Assignor)(Print name of Assignee)

(Signature of Assignor)(Signature of Assignee)

(Print name of signatory, if applicable)(Print name of signatory, if applicable)

(Print title of signatory, if applicable)(Print title of signatory, if applicable)

Address:Address:

B-2